UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2007

ACA CAPITAL HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33111	75-3170112
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

140 Broadway

New York, New York

10005

(Address of principal executive offices)

(212) 375-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.02.              Termination of a Material Definitive Agreement.

Laura Schwartz, Senior Managing Director of ACA Capital Holdings, Inc. (the “Company”), has left the Company effective October 12, 2007.  The employment agreement dated as of September 30, 2004, between Ms. Schwartz, the Company, American Capital Access Service Corporation and ACA Financial Guaranty Corporation was terminated in conjunction with her departure.  Ms. Schwartz will receive severance in accordance with the terms of her employment agreement.

The terms of Ms. Schwartz’ employment agreement, including a description of her severance benefits, are described under the heading, “Employment Agreements,” in the Company’s proxy statement for its annual meeting of stockholders held May 16, 2007, which description is incorporated by reference herein.  The full text of Ms. Schwartz’ employment agreement is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 29, 2006 and is incorporated herein by reference. The discussion set forth below under Item 5.02 is incorporated herein by reference.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As stated under Item 1.02 above, the contents of which is incorporated herein by reference, Laura Schwartz, Senior Managing Director of the Company, has left the Company effective October 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACA CAPITAL HOLDINGS, INC.

Dated: October 12, 2007	By:	/s/ Nora J. Dahlman
	Name:	Nora J. Dahlman
	Title:	Senior Managing Director, General Counsel and Secretary